EXHIBIT 10.1

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

CT OPERATING PARTNERSHIP, L.P.

(A California Limited Partnership)

Dated as of January 17, 2003

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SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

CT OPERATING PARTNERSHIP, L.P.

        THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (the “Agreement”), dated as of January 17, 2003, amends and restates in its entirety, as of the Effective Time (as defined below) that certain Amended and Restated Agreement of Limited Partnership of CT Operating Partnership, L.P., dated as of March 23, 2000, as amended by that certain First Amendment to the Amended and Restated Agreement of Limited Partnership of CT Operating Partnership, L.P. dated October 1, 2002, entered into by and among Center Trust, Inc. (formerly Alexander Haagen Properties, Inc.), a Maryland corporation (the “Company”), as the General Partner, and the Persons whose names are set forth on Exhibit A as attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein. Pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) among Pan Pacific Retail Properties, Inc., a Maryland corporation (“Parent”), MB Acquisition, Inc., a Maryland corporation, the Company and the Partnership, MB Acquisition, Inc. will, subject to the terms and conditions of the Merger Agreement, merge with and into the Company, causing the Company to become a wholly-owned subsidiary of Parent. This Agreement shall become effective at the effective time of the Merger (the “Effective Time”). In connection with the Merger, the Partners have agreed to amend Exhibit A hereto to adjust the number of Partnership Units owned by each Partner by multiplying the total number of Partnership Units owned by each Partner by the Exchange Ratio (as defined in the Merger Agreement). If the Merger Agreement is terminated, this Agreement shall become null and void.

ARTICLE 1.

DEFINED TERMS

        The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

        “Act” means the California Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

        “Additional Funds” has the meaning set forth in Section 4.3.A.

        “Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Partnership Year, after giving effect to the following adjustments:

        (i) decrease such deficit by any amounts which such Partner is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Treasury Regulation Sections 1.704-2(i)(5) and 1.704-2(g)(1); and

        (ii) increase such deficit by the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

        “Adjustment Factor” means 1.0; provided, however, that in the event Parent (i) declares or pays a dividend on the outstanding REIT Shares in REIT Shares, (ii) splits or subdivides the outstanding REIT Shares or (iii) effects a reverse stock split or otherwise combines the outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor in effect immediately prior to such adjustment by a fraction, (1) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the actual number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has not occurred as of such time). Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

        “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person, and when used in Section 11.3 and Section 11.6, such Person’s Immediate Family.

        “Agreed Value” means (i) in the case of any Contributed Property set forth in Exhibit A and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit A; (ii) in the case of any Contributed Property not set forth in Exhibit A and as of the time of its contribution to the Partnership, the fair market value of such property as determined by the General Partner, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (iii) in the case of any property distributed to a Partner by the Partnership, the fair market value of such property as determined by the General Partner at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of the distribution as determined under Section 752 of the Code and the regulations thereunder.

        “Agreement” has the meaning set forth in the preamble.

        “Appraisal” means with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets in the general location of the property being appraised, selected by the General Partner in good faith. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

        “Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

        “Available Cash” means, with respect to any period for which such calculation is being made, (i) the sum, without duplication, of:

        (a) the Partnership’s Net Income or Net Loss (as the case may be) for such period,

        (b) Depreciation and all other noncash charges deducted in determining Net Income or Net Loss for such period,

        (c) the amount of any reduction in reserves of the Partnership referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary), and

        (d) all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

(ii) less the sum, without duplication, of:

                (a) all regularly scheduled principal debt payments made during such period by the Partnership and all other debt payments made during such period by the Partnership at the election of the General Partner but at relative levels not in excess of the Partnership’s past practices,

        (b) capital expenditures made by the Partnership during such period at the election of the General Partner but at relative levels not in excess of the Partnership’s past practices,

        (c) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in the immediately preceding clauses (ii)(a) or (b) at the election of the General Partner but at relative levels not in excess of the Partnership’s past practices,

        (d) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period,

        (e) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period, and

        (f) the amount of any increase in reserves established during such period which the General Partner determines are necessary or appropriate in its reasonable discretion.

        Notwithstanding the foregoing, Available Cash shall not include (i) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Partnership, (ii) Disposition Proceeds or (iii) Refinancing Proceeds.

        “Beneficial Ownership” means ownership of REIT Shares by a Person who is or would be treated as an owner of such REIT Shares either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficially Own,” “Beneficially Owned,” “Beneficially Owns” and “Beneficial Owner” shall have the correlative meanings.

        “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Los Angeles, California or New York, New York are authorized or required by law to be closed.

        “Capital Account” means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

                (i) To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to Section 6.3 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

                (ii) From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 6.3 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

                (iii) In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

                (iv) In determining the amount of any liability for purposes of subsections (i) and (ii) hereof, there shall be taken into account Code section 752(c) and any other applicable provisions of the Code and Regulations.

                (v) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General

Partner may make such modification provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of this Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership by such Partner pursuant to Article 4 hereof.

“Cash Amount” means an amount of cash equal to the product of (i) the Value of a REIT Share and (ii) the REIT Shares Amount determined as of the applicable Valuation Date.

“Contributor Group” means each group of Limited Partners that is identified on Schedule A as a group that has contributed real Property or real Properties to the Partnership in a single transaction in exchange for a Limited Partnership Interest, together with any Substitute Limited Partners or Assignees of such Limited Partners.

“Contributor Group Limited Partnership Units” means, with respect to each Tendering Contributor Group all, but not less than all, of the Limited Partnership Units received with respect to the contribution of the Contributor Group Property contributed to the Partnership and held by such Tendering Contributor Group as of the date of the delivery of a Target Property Notice by such Tendering Contributor Group.

“Contributor Group Property” means, with respect to each Contributor Group, the Property or Properties set forth opposite such Contributor Group on Schedule A.

“Contributor Group Transaction Costs” means, all costs and expenses incurred by any Person in connection with the exercise of the Limited Partner Redemption Right, including, but not limited to the following:

(i) any and all state, municipal or other documentary, transfer, stamp, sales, use, property or similar taxes payable in connection with the delivery of any instrument or document, together with interest and penalties, if any, thereon;

(ii) all expenses of or related to the issuance of the title insurance commitment and policy (including the costs of any survey required by the General Partner and the title insurer), chain of title reports, and all escrow fees and charges;

(iii) all charges for or in connection with the recording and/or filing of any instrument or document;

(iv) any and all broker’s fees or other similar fees;

(v) all legal, accounting and other professional fees, and expenses associated with any instruments and documents required to be delivered, or to be caused to be delivered, by the Contributor Group or the General Partner or its Affiliates;

(vi) all fees, expenses and disbursements made by or on behalf of Parent or its Affiliates, including, but not limited to, appraisal costs, engineering fees, accountants and other professional fees, environmental audits and the legal fees, expenses and disbursements to counsel; and

(vii) the cost of obtaining all consents and approvals, including fees or penalties imposed by lenders or other third parties.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed in the office of the California Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

“Charter” means the charter of Parent, filed with the Maryland State Department of Assessments and Taxation on April 16, 1997, as amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Company” has the meaning set forth in the preamble.

“Consent” means the consent to, approval of, or vote on a proposed action by a Partner given in accordance with Article 14 hereof.

“Consent of the Limited Partners” means the Consent of a Majority In Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority in Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

“Consent of the Partners” means the Consent of Partners holding in the aggregate 60% or more of the aggregate outstanding Partnership Units, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by such Partners in their sole and absolute discretion.

“Constructively Own” means ownership under the constructive ownership rules described in Exhibit D.

“Contributed Properties” means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code).

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) any obligations of such Person as lessee under any lease of property which, in accordance with generally accepted accounting principles, is capitalized.

“Depreciation” means, for each Partnership Year or other period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Disposition Proceeds” means the net proceeds (including a reduction for any amount used for the repayment of any Debt and the payment of any costs related thereto) received by the Partnership upon the taxable disposition of some, but not all or substantially all, of the Partnership’s Properties.

“Dividend Percentage” means the fraction, as calculated by the General Partner with respect to each Partnership Year, having a numerator equal to the aggregate amount of taxable income for federal income tax purposes that was allocable to a single REIT Share in such year, and a denominator equal to the total aggregate amount of distributions (including both taxable income and any amounts treated as a return of capital or otherwise) that was distributed with respect to such REIT Share in such year.

“Excess Partnership Units” means any Partnership Units held by a Limited Partner to the extent that, if such Partnership Units were exchanged for REIT Shares pursuant to Section 8.6 hereof, such Limited Partner would Beneficially Own or Constructively Own REIT Shares in excess of the Ownership Limit or otherwise in violation of the Charter.

“Exchange” has the meaning set forth in Section 8.6.A.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“General Partner” means the Company or its successors as general partner of the Partnership.

“General Partner Distribution Property” means the Contributor Group Property contributed by the Tendering Contributor Group to the Partnership in exchange for the Contributor Group Limited Partnership Units that are subject to the exercise by the Tendering Contributor Group of its Limited Partner Redemption Right which property is to be distributed to the General Partner or its designee in connection with the exercise of a Limited Partner Redemption Right.

“General Partner Interest” means a Partnership Interest held by the General Partner that is a general partnership interest. A General Partner Interest may be expressed as a number of Partnership Units.

“General Partnership Unit” means a single unit of Partnership Interest issued to the General Partner pursuant to Article 4 hereof, as the same may be amended from time to time as provided in this Agreement.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner (as set forth on Exhibit A attached hereto, as such Exhibit may be amended from time to time) provided that, if the contributing Partner is the General Partner then, except with respect to the General Partner’s initial Capital Contribution or capital contributions of cash or REIT Shares, the determination of the fair market value of the contributed asset shall be determined by Appraisal.

(ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt as of the following times:

(a) the acquisition of an additional interest in the Partnership by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(d) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(iii) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner provided that, if the distributee is the General Partner, or if the distributee and the General Partner cannot agree on such a determination, by Appraisal.

(iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that the General Partner reasonably determines that an adjustment pursuant to Paragraph subparagraph (ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

(v) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Immediate Family” means, with respect to any Person, such Person’s estate and heirs and current and former spouse(s), parents, parents-in-law, children, children-in-law, siblings and grandchildren and any trust or estate, all of the beneficiaries of which consist of such Person or such Person’s current or former spouse, parents, parents-in-law, children, children-in-law, siblings or grandchildren.

“Incapacity” or “Incapacitated” means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy or such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver of liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within 90 days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of his status as (a) the General Partner or (b) a director of the General Partner or officer of the Partnership, or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Limited Partner” means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partner Redemption Right” has the meaning set forth in Section 8.7.A.

“Limited Partnership Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Limited Partnership Units.

“Limited Partnership Unit” means a single unit of Partnership Interest issued to a Limited Partner pursuant to Article 4 hereof, as the same may be amended from time to time as provided in this Agreement.

“Liquidating Events” has the meaning set forth in Section 13.1.

“Liquidator” has the meaning set forth in Section 13.2.A.

“Majority in Interest of the Limited Partners” means those Limited Partners (other than any Limited Partner 50% or more of whose equity is owned, directly or indirectly, by Parent) holding in the aggregate 50% or more of the aggregate outstanding Limited Partnership Units (other than those held by any Limited Partner 50% or more of whose equity is owned, directly or indirectly, by Parent).

“Net Income” or “Net Loss” means for each Partnership Year, an amount equal to the Partnership’s taxable income or loss for such Partnership Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) (Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

(ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

(iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) or subparagraph (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year;

(vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(vii) Notwithstanding any other provision of this definition of Net Income or Net Loss, any items which are specially allocated pursuant to Section 6.3 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Exchange” means the Notice of Exchange substantially in the form of Exhibit B to this Agreement.

“Ownership Limit” means 6.25% of the number or value (whichever is more restrictive) of outstanding REIT Shares. The number of REIT Shares shall be determined by the Board of Directors of Parent, in good faith, which determination shall be conclusive for all purposes hereof and shall, upon request of the General Partner, be communicated by Parent to the General Partner.

“Parent” has the meaning set forth in the preamble.

“Partner” means a General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Distribution Date” means the date established by the General Partner for the payment of actual distributions declared by the Partnership pursuant to Section 5.1, which date shall be the same as the date established by Parent for the payment of dividends or distributions to holders of REIT Shares.

“Partnership Interest” means an ownership interest in the Partnership of either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by Parent for a dividend or distribution to holders of REIT Shares.

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Section 4.1 including General Partnership Units and Limited Partnership Units. The ownership of Partnership Units is set forth on Exhibit A and is evidenced by the form of certificate for units attached hereto as Exhibit C.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Payment Quarter” means the calendar quarter most recently ended prior to the applicable Partnership Distribution Date.

“Percentage Interest” means, as to a Partner, its interest in the Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

“Preferred Return Amount” means, with respect to each Limited Partnership Unit, an amount equal to the product of (i) the cash dividend per REIT Share declared by Parent for holders of REIT Shares on the related Partnership Record Date, multiplied by (ii) the Adjustment Factor in effect on that Partnership Record Date, provided, however, that if a regular quarterly cash dividend per REIT Share declared by Parent for a Payment Quarter is less than $0.475 divided by the Adjustment Factor, the Preferred Return Amount with respect to each Limited Partnership Unit for such Payment Quarter shall be equal to the lesser of (A) the amount that would be received in respect of that Limited Partnership Unit if the Available Cash for such quarter was distributed pro rata to the holders of Partnership Units in accordance with their Percentage Interests and (B) $0.475 divided by the Adjustment Factor.

“Preferred Return Per Unit” means, with respect to each Limited Partnership Unit outstanding on a Partnership Record Date, an amount initially equal to zero, and increased cumulatively on each Partnership Record Date after the Effective Time by the Preferred Return Amount.

“Preferred Return Shortfall” means, with respect to any holder of Limited Partnership Units, the amount (if any) by which (i) the Preferred Return Per Unit with respect to all Limited Partnership Units held by such holder exceeds (ii) the aggregate amount previously distributed with respect to such Limited Partnership Units pursuant to Article 5 after the Effective Time.

“Prime Rate” means a rate equal to the annual rate on such date announced by the Bank of America to be its prime, base or reference rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law. If the Bank of America discontinues its use of such prime, base or reference rate or ceases to exist, the General Partner shall designate the prime, base or reference rate of another state or federally chartered bank based in California to be used for the purpose of calculating the Prime Rate hereunder.

“Properties” means such interests in real property and personal property, including without limitation, fee interests, interests in ground leases, interests in joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time.

“Redemption Date” means the date specified in a Redemption Notice on which the redemption of Limited Partnership Units is to be effective pursuant to Section 11.6.

“Redemption Notice” means a written notice to a Limited Partner informing that Limited Partner of the General Partner’s election to redeem their Limited Partnership Units pursuant to Section 11.6 hereof.

“Redemption Price” means, at the election of and in the sole and absolute discretion of the General Partner, either (A) an amount of cash equal to the Cash Amount plus any Preferred Return Shortfall of the holder of the Limited Partnership Units to be redeemed pursuant to Section 11.6, in each case determined as of the Valuation Date or (B) a number of REIT Shares equal to the sum of (x) the REIT Shares Amount and (y) any Preferred Return Shortfall of the holder of the Limited Partnership Units to be redeemed pursuant to Section 11.6 divided by the Value, in each case determined as of the Valuation Date.

“Reduction Date” has the meaning set forth in Section 5.6.A hereof.

“Reduction Units” has the meaning set forth in Section 5.6.A hereof.

“Refinancing Debt” means any Debt (other than indebtedness to the General Partner or any Affiliate of the General Partner), the repayment of which is secured by all or any portion of the Partnership’s real Properties.

“Refinancing Proceeds” means the net proceeds from any Refinancing Debt incurred by the Partnership which remain after the repayment of any Debt with proceeds of the Refinancing Debt and all costs related to the Refinancing Debt.

“Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.3.A (viii).

“REIT” means a real estate investment trust under Section 856 of the Code.

“REIT Requirements” has the meaning set forth in Section 5.1.B.

“REIT Share” means a share of common stock, par value $0.01 per share, of Parent.

“REIT Shares Amount” means, as of any date, an aggregate number of REIT Shares equal to the product of (a) the number of Tendered Units pursuant to Section 8.6, the number of Contributor Group Limited Partnership Units of a Tendering Contributor Group pursuant to Section 8.7 or the number of Limited Partnership Units specified in a Redemption Notice pursuant to Section 11.6, as the case may be, and (b) the Adjustment Factor.

“Retail Shopping Center” means properties that are used primarily as retail shopping facilities and may include properties that are used as both retail shopping facilities and commercial office facilities.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Specified Exchange Date” means the day of receipt by the General Partner of a Notice of Exchange.

“Section 8.7 Indemnified Parties” has the meaning set forth in Section 8.7.F.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

“Target Property” means the fee interest in a real property located in the United States designated by a Tendering Contributor Group to be acquired by a Target Property LLC pursuant to Section 8.7. Each Tendering Contributor Group shall have the right to designate up to two (2) such real properties, provided, however, that the Contributor Group of the North County property shall be entitled to designate up to three (3) such real properties.

“Target Property Deliverables” means the following with respect to each Target Property:

(i) true and correct copies of all agreements or escrow instructions relating to the acquisition of the Target Property (the “Target Property Purchase Documents”) by the applicable Target Property LLC, which Target Property Purchase Documents shall include, without limitation the amount of any debt to which the Target Property will be subject on the Target Property Redemption Date. In no event shall Parent, the General Partner, the Partnership, any of their Affiliates or the Target Property LLC be responsible to fund all or any portion of any deposit, earnest money, option payment or other similar fee or amount required to be paid or deposited under the Target Property Purchase Documents;

(ii) a then current Phase I environmental assessment (the “Environmental Report”) of the Target Property performed by a qualified environmental engineer reasonably acceptable to the General Partner and addressed to (or otherwise entitled to be relied upon by) Parent, the General Partner, the Partnership and the applicable Target Property LLC;

(iii) a current commitment for an ALTA extended owner’s coverage policy of title insurance, in an amount equal to the full purchase price of the Target Property, from a reputable national title insurance company reasonably acceptable to the General Partner, together with all underlying title documents taken as exceptions or otherwise referred to in said commitment and a current final “as-built” ALTA survey completed in accordance with the Minimum Standard Detail requirements for ALTA/ACSM Land Title Surveys jointly established and adopted by ALTA and ACSM in 1999 that meet the requirements of a Class A Survey as defined therein, of the Target Property (collectively, the “Title and Survey Material”), in each case addressed to (or otherwise entitled to be relied upon by) Parent, the General Partner, the Partnership and the applicable Target Property LLC;

(iv) a structural and physical engineering report (the “Structural Report”) of the Target Property performed by a qualified structural and physical engineer reasonably acceptable to the General Partner and addressed to (or otherwise entitled to be relied upon by) Parent, the General Partner, the Partnership and the applicable Target Property LLC;

(v) the Target Property Expense Deposit;

(vi) the formation documents for the applicable Target Property LLC prepared by the Contributor Group and providing for no liability on the part of the members of the Target Property LLC to such entity (the “Target Property Formation Documents”).

“Target Property Expense Deposit” means the sum of $25,000 for each Target Property.

“Target Property LLC” means each single purpose Delaware limited liability company initially formed as a wholly-owned Subsidiary of the Partnership for the purpose of acquiring a Target Property pursuant to Section 8.7.

“Target Property Notice” means a written notice to the General Partner, signed by each member of a Tendering Contributor Group and delivered to the General Partner, electing to exercise Limited Partner Redemption Rights pursuant to Section 8.7 and setting forth or providing the following, as applicable:

(i) a reasonable description of each Target Property to be acquired by a Target Property LLC, including, the address, legal description, type of property and size;

(ii) that each such property is designated as Target Property;

(iii) the purchase price of each Target Property;

(iv) whether each designated Target Property is to be acquired by a separate Target Property LLC;

(v) the Target Property Redemption Date; and

(vi) the Target Property Deliverables.

“Target Property Redemption Conditions” means, with respect to any Target Property Redemption, satisfaction of each of the following conditions:

(i) Delivery to the General Partner of:

(a) a Target Property Notice together with all Target Property Deliverables;

(b) the Target Property Purchase Documents and approval of the same by the General Partner;

(c) the Environmental Report and approval of the same by the General Partner;

(d) the Title and Survey Materials and approval of the same by the General Partner;

(e) new policies of title insurance, or, if available, endorsements to the Partnership’s existing policies of title insurance with respect to the General Partner Distributed Property as reasonably required by the General Partner;

(f) the Structural Report and approval of the same by the General Partner;

(g) certificates of casualty insurance insuring the Target Property, at the expense of the Contributor Group, with coverages and insurance carriers approved by the General Partner and identifying the applicable Target Property LLC as the named insured, and the Partnership and the General Partner as additional insureds thereunder;

(h) appropriate corporate, partnership, limited liability company or other business or trust entity authorization of each member of the Tendering Contributor Group, as the case be;

(i) payment of (or evidence of payment of), by the Tendering Contributor Group, of all Contributor Group Transaction Costs, due credit being given for the Target Property Expense Deposit;

(j) the Target Property Formation Documents and approval of the same by the General Partner;

(k) a general release, in form and substance reasonably satisfactory to the General Partner, of all claims arising out of or in any way related to the exercise of the Limited Partner Redemption Right, the Target Property or this Partnership Agreement (in each case, excluding, however, the obligations of the General Partner or the Partnership under Section 8.7 to the extent the same have not be fully performed at the Limited Partner Redemption Date), including a waiver of California Civil Code Section 1542, in favor of Parent, the General Partner, the Partnership and their Affiliates, duly executed by each member of the Tendering Contributor Group; and

(l) such other documents and instruments as are reasonably requested by the General Partner.

(ii) confirmation by Parent’s tax counsel that the transactions arising out of the exercise of the Limited Partner Redemption Right and the instruments, documents or agreements to be executed in connection therewith do not and will not impair Parent’s ability to qualify for state or federal taxation as a REIT or cause Parent to realize income or gain for tax purposes;

(iii) evidence of all consents, permits, licenses, approvals or authorizations from governmental authorities or other third parties (including lenders) which are necessary to consummate the series of transactions arising out of the exercise of a Limited Partner Redemption Right; and

(iv) the occurrence of the Target Property Redemption Date prior to the Target Property Redemption Deadline.

“Target Property Redemption Date” means, with respect to any Target Property Redemption, a Business Day to be selected by the Contributor Group as the Business Day for closing the acquisition of the Target Property by the Target Property LLC, which date shall be not less than forty-five (45) days following the date of delivery of the Target Property Notice to the General Partner and prior to the Target Property Redemption Deadline.

“Target Property Redemption Deadline” means, with respect to any Target Property Redemption, the earlier of (i) ten (10) Business Days following satisfaction of the Target Property Redemption Conditions or (ii) ninety (90) days following the date of delivery of the Target Property Notice to the General Partner.

“Tax Items” has the meaning set forth in Section 6.4.A.

“Tenant” means any tenant from which Parent, the General Partner, the Partnership or any partnership, venture or limited liability company of which Parent, the General Partner or the Partnership is a direct or indirect owner derives rent, either directly or indirectly.

“Tendered Units” has the meaning set forth in Section 8.6.A.

“Tendering Contributor Group” means a Contributor Group that has exercised its Limited Partner Redemption Rights with respect to such Contributor Group’s Contributor Group Property and Contributor Group Limited Partnership Units.

“Tendering Partner” has the meaning set forth in Section 8.6.A.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

“Valuation Date” means (i) in the case of a tender of Limited Partnership Units for Exchange, the date of the receipt by the General Partner of the Notice of Exchange with respect to those Limited Partnership Units or, if such date is not a Business Day, the immediately preceding Business Day, (ii) for purposes of Section 5.6.A hereof, the Reduction Date or, if the Reduction Date is not a Business Day, the immediately preceding Business Day, (iii) for purposes of Section 11.6 hereof, the Redemption Date or, if such day is not a Business Day, the immediately preceding Business Day, (iv) for purposes of Section 8.7 hereof, the date of receipt by the General Partner of the Target Property Notice with respect to the applicable Contributor Group Limited Partnership Units or (v) in any other case, the date specified in this Agreement or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, with respect to a REIT Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date with respect to which “Value” must be determined hereunder, or, if such date is not a Business Day, the immediately preceding Business Day. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the 10 days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

ARTICLE 2.

ORGANIZATIONAL MATTERS

Section 2.1 Organization

The Partnership is a limited partnership formed pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2 Name

The name of the Partnership is CT Operating Partnership, L.P. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3 Registered Office and Agent; Principal Office

The address of the registered office of the Partnership in the State of California is located at 818 West Seventh Street, Los Angeles, California, 90017, and the registered agent for service of process on the Partnership in the State of California at such registered office is C T Corporation System. The principal office of the Partnership is 1631-B South Melrose Drive, Vista, California, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of California as the General Partner deems advisable.

Section 2.4 Power of Attorney

A. Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of California and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

(2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, engage or disaffirm the action of the General Partner, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.5 Term

The term of the Partnership commenced on November 30, 1993, the date the Certificate was filed in the office of the Secretary of State of California in accordance with the Act and shall continue until December 31, 2092 unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

ARTICLE 3.

PURPOSE

Section 3.1 Purpose and Business

The purpose and nature of the business to be conducted by the Partnership is (i) to acquire, own, manage, operate, maintain, improve, expand, redevelop, encumber, sell or otherwise dispose of, in accordance with the terms of this Agreement, Retail Shopping Centers and to invest, loan and ultimately distribute funds, including, without limitation, funds obtained from owning or otherwise operating Retail Shopping Centers and the proceeds from the sale or other disposition of Retail Shopping Centers, all in the manner permitted by this Agreement, and (ii) subject to and in accordance with the terms of this Agreement, to do anything necessary or incidental to the foregoing; provided, however, that such business shall be limited to and conducted in such a manner as to permit Parent at all times to be classified as a REIT for federal income tax purposes, unless Parent has determined to cease to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing.

Section 3.2 Powers

The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, provided that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of Parent to continue to qualify as a REIT, (ii) could subject Parent to any additional taxes under Section 857 or Section 4981 of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over Parent, the General Partner or any of their securities, unless such action (or inaction) under (i), (ii) or (iii) shall have been specifically consented to by the General Partner in writing.

Section 3.3 Partnership Only for Purposes Specified

The Partnership shall be a partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4 Representations and Warranties by the Parties

A. Each Partner that is an individual represents and warrants to each other Partner that (i) he has the legal capacity to enter into this Agreement and perform his obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner’s property is or are bound, or any statute, regulation, order or other law to which such Partner is subject, (iii) such Partner is not a “foreign person” within the meaning of Section 1445(f) of the Code nor a “foreign person” under Section 1446(e) of the Code, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

B. Each Partner that is not an individual represents and warrants to each other Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or shareholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership agreement, trust agreement, charter or by-laws, as the case may be, any agreement by which such Partner or any of such Partner’s properties or any of its partners, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) such Partner is neither a “foreign person” within the meaning of Section 1445(f) of the Code nor a “foreign partner” within the meaning of Section 1446(e) of the Code, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

C. Each Partner represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act and is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

D. Each Limited Partner, other than any Limited Partner to which the General Partner, in its sole discretion, has granted an exception to this Section 3.4.D (but, with respect to any such Limited Partner, only to the extent of the exception so granted by the General Partner), further represents, warrants and agrees as follows:

(i) At any time a Person actually owns or Constructively Owns a 25% or greater capital interest or profits interest in the Partnership, such Person does not and will not, without the prior written consent of the General Partner, actually own or Constructively Own (a) with respect to any Tenant that is a corporation, any stock of such Tenant and (b) with respect to any Tenant that is not a corporation, any interests in either the assets or net profits of such Tenant.

(ii) It understands that if, for any reason, any of the representations, warranties or agreements set forth in D.(i) above are violated, then (a) some or all of the Partners’ rights to exchange Partnership Units for REIT Shares may become non-exercisable, and (b) some or all of the REIT Shares owned by the Partners may be automatically transferred to a Trust (as defined in the Charter) pursuant to Article VIII of the Charter.

E. The representations and warranties contained in Sections 3.4.A, 3.4.B, 3.4.C and 3.4.D hereof shall survive the execution and delivery of this Agreement by each Partner and the dissolution and wind up of the Partnership.

F. Each Partner hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

ARTICLE 4.

CAPITAL CONTRIBUTIONS

Section 4.1 Capital Contributions of the Partners.

The Partners have made Capital Contributions as set forth in Exhibit A to this Agreement. The Partners shall own Partnership Units in the amounts set forth in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A. The number of Partnership Units and the corresponding Percentage Interest of each Partner shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately exchanges, redemptions, reductions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner’s Percentage Interest. Except as required by law or as otherwise provided in Sections 4.3 and 10.5, no Partner shall be required or permitted to make any additional Capital Contributions or loans to the Partnership.

Section 4.2 Loans

The Partnership may incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of Properties) with any Person upon such terms as the General Partner determines appropriate; provided that, the Partnership shall not incur any Debt under which a breach, violation or default would be deemed to occur by virtue of the transfer of any Limited Partnership Units or General Partnership Units, and any Debt which refinances Debt outstanding upon the closing of the initial public offering, shall be non-recourse to the General Partner, except to the extent otherwise approved by the Consent of the Limited Partners. Notwithstanding the foregoing, all loans made to the Partnership by the General Partner or any of its Affiliates pursuant to this Section 4.2 shall be on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party.

Section 4.3 Additional Funding and Capital Contributions

A. General. The General Partner may, at any time and from time to time determine that the Partnership requires additional funds or property (“Additional Funds”) for the acquisition of additional Properties or for such other Partnership purposes as the General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3. No Person shall have any preemptive, preferential or similar right or rights to subscribe for or acquire any Partnership Interest, except as set forth in this Section 4.3.

B. Additional Capital Contributions. Upon delivery of a written notice to the Partners of the need for Additional Funds and the anticipated sources thereof, the General Partner, on behalf of the Partnership, may raise all or any portion of the Additional Funds by accepting additional Capital Contributions (i) in the case of cash, from the General Partner, or (ii) in the case of cash or property other than cash, from any Limited Partner and issuing additional General Partnership Units or Limited Partnership Units to the General Partner or such Limited Partner, respectively. Subject to the terms of this Section 4.3, and to the definition of “Gross Asset Value”, the General Partner shall determine the amount, terms and conditions of such additional Capital Contributions. With respect to Capital Contributions made pursuant to this Section 4.3, the contributing Person shall receive a number of Partnership Units in consideration of such Capital Contribution that is equal to the Agreed Value of the additional Capital Contribution divided by the Value of a REIT Share as of the date of such contribution.

Section 4.4 Timing of Additional Capital Contributions.

If additional Capital Contributions are made by a Partner on any day other than the first day of a Partnership Year, then Net Income, Net Loss, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Partners for such Partnership Year, if necessary, shall be allocated among such Partners by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using any permissible method selected by the General Partner.

ARTICLE 5.

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions

A. The General Partner shall cause the Partnership to distribute quarterly on the applicable Partnership Distribution Date all Available Cash generated by the Partnership during the applicable Payment Quarter (except to the extent provided in Section 5.5 as reasonably determined by the General Partner) as follows:

(1) First, to the holders of the Limited Partnership Units, in accordance with their relative Preferred Return Shortfalls at the end of the Payment Quarter, until the

Preferred Return Shortfall for each holder of Limited Partnership Units at the end of the Payment Quarter is zero.

(2) Second, to the General Partner until the General Partner has received all remaining Available Cash.

B. The General Partner may take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with Parent’s qualification as a REIT, to cause the Partnership to make distributions in accordance with Section 5.1.A and Section 5.5 in sufficient amounts to enable Parent to pay stockholder dividends that will (a) satisfy the requirements for qualifying for taxation as a REIT under the Code and Regulations (“REIT Requirements”), and (b) avoid any federal income or excise tax liability of Parent.

Section 5.2 Distributions in Kind

Except as provided in Section 8.7 or Section 13.2, no right is given to any Partner to demand and receive property other than cash. The General Partner may determine, with the Consent of a Majority in Interest of the Limited Partners, to make a distribution in kind to the Partners of Partnership assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5 and 6.

Section 5.3 Amounts Withheld

All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners, or Assignees, as the case may be, pursuant to Article 5 for all purposes under this Agreement.

Section 5.4 Distributions Upon Liquidation

Notwithstanding any provision to the contrary in this Article 5, proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with Section 13.2.

Section 5.5 Distributions of Proceeds from Sale or Refinancing of Properties

Notwithstanding the provisions of Section 5.1, in the event of a taxable disposition of some, but not all or substantially all, of the Properties, or upon the incurrence of Refinancing Debt, the General Partner may cause the Partnership to distribute all or any portion of the Disposition Proceeds or Refinancing Proceeds, as the case may be so long as immediately following such distribution the General Partner will own not less than seventy-five percent (75%) of all outstanding Partnership Units; provided however, that any General Partnership Units redeemed pursuant to Section 8.7 shall be deemed to be outstanding and held by the General Partner for this purpose. To the extent the Disposition Proceeds or Refinancing Proceeds are distributed, they shall be distributed as follows:

A. First, to the holders of Limited Partnership Units in accordance with their Preferred Return Shortfalls until the Preferred Return Shortfall for each holder of Limited Partnership Units is zero;

B. Second, to the General Partner until the General Partner has received all remaining Disposition Proceeds or Refinancing Proceeds to be distributed.

Section 5.6 Reductions of General Partnership Units

A. The number of General Partnership Units outstanding on the date of a distribution pursuant to Section 5.5.B will automatically (whether or not the General Partner returns the certificates evidencing Reduction Units) be reduced on the Reduction Date by the aggregate number of General Partnership Units (rounded down to the nearest whole unit) (the “Reduction Units”) on the date of the distribution (the “Reduction Date”) determined by dividing (i) the aggregate amount of the distributions so made to the General Partner pursuant to Section 5.5.B by (ii) the Value of a REIT Share on the Valuation Date.

B. The General Partner shall return to the Partnership the certificate(s) evidencing the Reduction Units, which will be canceled and a new certificate evidencing the reduced number of General Partnership Units shall be immediately issued to the General Partner by the General Partner on behalf of the Partnership.

ARTICLE 6.

ALLOCATIONS

Section 6.1 Timing and Amount of Allocations of Net Income and Net Loss

Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year as of the end of each such Partnership Year. Subject to the other provisions of this Article 6, an allocation to a Partner of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2 General Allocations

A. Operating Net Income and Net Loss. Except as otherwise provided in Sections 6.2.B, 6.2.C or 6.3:

(1) Net Income with respect to any Partnership Year, other than such items attributable to a taxable disposition of any or all of the Properties, and other than such items attributable to a Liquidating Event, shall be allocated:

(a) First to each holder of Limited Partnership Units in an amount that will cause such allocation, together with the amount of all previous allocations of Net Income under this Section 6.2.A(1)(a) and Section 6.2.B(1)(a) below, to be equal to the cumulative distributions received by such holder from the Partnership pursuant to Sections 5.1.A(1) and 5.5.A multiplied by the Dividend Percentage applicable to the Partnership Year in which each such distribution was made; and

(b) Thereafter, to the General Partner.

(2) Net Loss with respect to any Partnership Year, other than such items attributable to a taxable disposition of any or all of the Properties, and other than such items attributable to a Liquidating Event, shall be allocated to the General Partner.

B. Net Income and Net Loss from the Disposition of Properties. Except as otherwise provided in Sections 6.2.C or 6.3:

(1) Net Income attributable to a taxable disposition of any or all of the Properties shall be allocated as follows:

(a) First to each holder of Limited Partnership Units in an amount that will cause such allocation, together with the amount of all previous allocations of Net Income under this Section 6.2.B(1)(a) and all previous and any current allocations of Net Income under Section 6.2.A(1)(a) above, to be equal to the cumulative distributions received by such holder from the Partnership pursuant to Section 5.1.A(1) and 5.5.A multiplied by the Dividend Percentage applicable to the Partnership Year in which each such distribution was made; and

(b) Thereafter, to the General Partner.

(2) Net Loss attributable to a disposition of any or all of the Properties shall be allocated to the General Partner.

C. Net Income and Net Loss Upon Liquidation. If a Liquidating Event occurs in a Partnership Year, or if all of the Limited Partnership Units held by a Person have been acquired by the Partnership in a Partnership Year (pursuant to Section 11.6 or otherwise), Net Income or Net Loss (or, if necessary, separate items of income, gain, loss and deduction) for such Partnership Year and, in the case of a Liquidating Event, any Partnership Years thereafter shall, subject to Section 6.3, be allocated among the Partners, as follows:

(1) In the case of a Liquidating Event, and not taking into account any distributions to a Limited Partner under Section 5.4, first to each holder of Limited Partnership Units, pro rata in accordance with his or her Percentage Interest, in such amount as will cause, to the greatest extent possible, each holder’s Capital Account per Limited Partnership Unit to be equal to the sum of (a) such holder’s Preferred Return Shortfall per Limited Partnership Unit, and (b) the product of (i) the Value of a REIT Share (with the date of the liquidating distribution being the Valuation Date), and (ii) the Adjustment Factor;

(2) Otherwise, first to each such holder whose Limited Partnership Units have all been acquired by the Partnership at any time during that Partnership Year, in such amount as will cause, to the greatest extent possible, each such holder’s Capital Account to be equal to zero, taking into account the amount paid to such holder by the Partnership to acquire such Limited Partnership Units; and

(3) In each case, thereafter to the General Partner.

Section 6.3 Additional Allocation Provisions

Notwithstanding the foregoing provisions of this Article 6:

A. Regulatory Allocations.

(i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 of the Agreement, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3(A)(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulation Section 1.704-2(f) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3(A)(i).

(ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), and notwithstanding the provisions of Section 6.2 of the Agreement or any other provision of this Article 6 (except Section 6.3(A)(i)), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3(A)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulation Section 1.704-2(i) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3(A)(ii).

(iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partners in accordance with their Percentage Interests. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv) Qualified Income Offset. If any Partner unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to the Partner in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of the Partner as quickly as possible provided that an allocation pursuant to this Section 6.3(A)(iv) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3(A)(iv) were not in the Agreement. It is intended that this Paragraph 6.3(A)(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Paragraph 6.3(A)(iv).

(v) Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any Partnership Year which is in excess of the sum of (1) the amount (if any) such Partner is obligated to restore to the Partnership, and (2) the amount such Partner is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.3(A)(v) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3(A)(v) and Section 6.3(A)(iv) were not in the Agreement.

(vi) Limitation on Allocation of Net Loss. To the extent any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Partner, such allocation of Net Loss shall be reallocated among the other Partners in accordance with their respective Percentage Interests, subject to the limitations of this Paragraph 6.3(A)(vi).

(vii) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partners to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii) Curative Allocation. The allocations set forth in Sections 6.3.(A)(i), (ii), (iii), (iv), (v), (vi) and (vii) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.2, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

B. For purposes of determining a Partner’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Partner’s interest in Partnership profits shall be such Partner’s Percentage Interest.

Section 6.4 Tax Allocations

A. In General. Except as otherwise provided in this Section 6.4, for income tax purposes each item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.2 and 6.3.

B. Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.4.A, Tax Items with respect to Partnership property that is contributed to the Partnership by a Partner shall be shared among the Partners for income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take into account the variation, if any, between the basis of the property to the Partnership and its initial Gross Asset Value. With respect to Partnership property that is initially contributed to the Partnership upon its formation, such variation between basis and initial Gross Asset Value shall be taken into account under the “traditional method” as described in Proposed Treasury Regulation § 1.704-3(b) and Treasury Regulation Section 1.704-1(c)(2). With respect to properties subsequently contributed to the Partnership, the Partnership shall account for such variation under any method approved under Section 704(c) of the Code and the applicable regulations as chosen by the General Partner. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value (provided in Article 1 of the Agreement), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable regulations consistent with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv)(g) using any method approved under Section 704(c) of the Code and the applicable regulations as chosen by the General Partner.

Section 6.5 Allocations Regarding Transfers, Contributions and Distributions

If any Partnership Interest is transferred during a Partnership Year in compliance with the provisions of Article 11 or transferred pursuant to Section 8.6, Net Income, Net Loss, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner (or Assignee) in any manner reasonably determined by the General Partner to take into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code. If new Partnership Units are issued during a Partnership Year, Net Income, Net Loss, each item thereof and all other times of the Partnership for the Partnership Year shall be divided and allocated between the existing and newly issued Partnership Units in any manner reasonably determined by the General Partner to take into account the Partners’ varying interests during the Partnership Year in accordance with Section 706(d) of the Code. If a portion of the Partnership Units are redeemed or otherwise acquired by the Partnership during the Partnership Year, Net Income, Net Loss, each item thereof and all other items of the Partnership Units and remaining Partnership Units in any manner reasonably determined by the General Partner to take into account the

Partners’ varying interests during the Partnership Year in accordance with Section 706(d) of the Code.

ARTICLE 7.

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management

A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under the Act or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

(1) the making of any expenditures, the lending of money, borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit Parent (so long as Parent has determined to qualify as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code), and as will permit Parent to make distributions to its stockholders sufficient to permit Parent to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership; provided, that all such borrowing, incurrence of Debt and prepayments shall be subject to the limitations set forth in Section 4.2;

(2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity; provided that as long as Parent has determined to continue to qualify as a REIT, the General Partner may not engage in any such acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange that would cause Parent to fail to qualify as a REIT;

(4) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the lending of funds to other Persons and the repayment of obligations of the Partnership and any other Person in which it has an equity investment;

(5) the negotiation, execution and performance of any contracts, leases, deeds, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement;

(6) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(7) the selection and dismissal of any employees of the Partnership (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Partnership and the determination of their compensation and other terms of employment or hiring;

(8) the selection and employment of third parties to perform services for and on behalf of the Partnership, including, but not limited to management, leasing and development services, and the General Partner may require that such third party service providers bill the Partnership directly for payment or reimbursement for such services;

(9) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

(10) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Person in which it has an equity investment from time to time); provided that as long as Parent has determined to continue to qualify as a REIT, the General Partner may not engage in any such formation, acquisition or contribution that would cause Parent to fail to qualify as a REIT;

(11) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(12) the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(13) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt,

provided that such methods are otherwise consistent with industry standards and the requirements of this Agreement; and

(14) the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership.

B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provisions of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnities hereunder.

D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in it sole and absolute discretion, deems appropriate and reasonable from time to time.

E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken by it. The General Partner and the Partnership shall not have liability to a Partner under any circumstances as a result of an income tax liability incurred by such Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

Section 7.2 Certificate of Limited Partnership

To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of California and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners limited liability) in the State of California any other state, or the District of Columbia, in which the Partnership may elect to do business or own property.

Section 7.3 Restrictions on General Partner’s Authority

A. The General Partner may not take any action in contravention of this Agreement, including, without limitation:

(1) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

(2) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

(3) admit a Person as a Partner, except as otherwise provided in this Agreement;

(4) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or

(5) enter into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting, the ability of a Limited Partner to exercise its rights set forth herein to effect an Exchange in full, except with the written consent of such Limited Partner.

B. The General Partner shall not, without the prior Consent of the Limited Partners, undertake, on behalf of the Partnership, any of the following actions or enter into any transaction which would have the effect of such transactions:

(1) Except as provided in Section 7.3.C., amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of Partners pursuant to Article 11 or Article 12 hereof;

(2) Make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

(3) Institute any proceeding for bankruptcy on behalf of the Partnership;

(4) Approve or acquiesce to the transfer of the Partnership Interest of the General Partner, or admit into the Partnership any additional or substitute General Partners; or

(5) Cause the Partnership to loan money to the General Partner or any of its Affiliates at an interest rate below the Prime Rate or in an aggregate outstanding principal amount that, when taken together with all such loans to the General Partner and any of its Affiliates, exceeds Twenty Million Dollars ($20,000,000).

C. Notwithstanding Section 7.3.B, the General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2) to reflect the issuance of additional Partnership Interests pursuant to Section 4.3, to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement and to amend Exhibit A in connection therewith, and to reflect the reduction, exchange or redemption of Partnership Units outstanding pursuant to Section 5.6, Section 8.6 or Section 11.6 hereof and as otherwise permitted by this Agreement;

(3) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(4) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(5) to reflect such changes as are reasonably necessary for Parent to maintain status as a REIT; and

(6) to modify the manner in which Capital Accounts are computed but only to the extent set forth in the definition of “Capital Account.”

The General Partner will provide notice to the Limited Partners when any action under this Section 7.3.C is taken.

D. Notwithstanding Section 7.3.B and 7.3.C hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected if such amendment or action would (i) convert a Limited Partner’s interest in the Partnership into a general partner’s interest (except as the result of the General Partner acquiring such interest), (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5, or the allocations specified in Article 6 (except as permitted pursuant to Section 7.3.C), (iv) alter or modify the right of Exchange or REIT Shares Amount as set forth in Section 8.6, and related definitions thereof, (v) cause the termination of the Partnership prior to the time set forth in Sections 2.5 or 13.1, or (vi) amend this Section 7.3.D. Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 7.3 without the Consent specified in such section. Any such amendment or action consented to by any Limited Partner shall be effective as to that Limited Partner, notwithstanding the absence of such consent by any other Limited Partner.

E. At any time that the Partnership Interests of all of the Limited Partners of the Partnership equal, in the aggregate, not less than ten percent (10%), the General Partner shall not, without the prior Consent of the Limited Partners, undertake, on behalf of the Partnership, any of the following actions:

(1) Dissolve the Partnership.

(2) Agree to or consummate any merger, consolidation, reorganization or other business combination to which the Partnership is a party, in each case resulting in the disposition by the then Limited Partners and Assignees of all outstanding Limited Partnership Units in consideration for (a) cash, (b) debt instruments or other evidences of indebtedness, (c) other securities issued by a corporation, partnership or other entity, other than (i) Parent, (ii) the General Partner, (iii) the Partnership or (iv) any entity at least 80% of the total assets of which (on the basis of market value) are comprised of assets which, immediately prior to such transaction, were assets of the Partnership, or (d) any combination of the consideration described in (a), (b) and/or (c) above.

(3) Sell or otherwise transfer all or substantially all of the assets of the Partnership.

Section 7.4 Reimbursement of the General Partner

A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

B. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership of interests in and operation of, or for the benefit of, the Partnership. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 7.7 hereof.

C. It is the intent of the Partners that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.4 shall be treated as a “guaranteed payment” within the meaning of Section 707(c) of the Code.

Section 7.5 Other Business of General Partner

The General Partner shall devote to the Partnership such time as may be necessary for the performance of its duties as General Partner, but the General Partner is not required, and is not expected, to devote its full time to the performance of such duties. The General Partner may engage independently or with others in other business ventures of every nature and description, including, without limitation, the ownership of other properties and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the

General Partner or any Affiliate of the General Partner from dealing, or otherwise engaging in business with, Persons transacting business with the Partnership, or from providing services related to the purchase, sale, financing, management, development or operation of real or personal property and receiving compensation therefor, not involving any rebate or reciprocal arrangement that would have the effect of circumventing any restriction set forth herein upon dealings with the General Partner or any Affiliate of the General Partner. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

Section 7.6 Contracts with Affiliates

A. Subject to Section 7.6.B below, the Partnership may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

B. The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

C. Except as restricted by Section 7.3.B(5), the General Partner or any of its Affiliates, directly or indirectly, shall be permitted to lend funds to the Partnership. In addition, the General Partner or any of its Affiliates, directly or indirectly, shall be permitted to sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or engage in any other transaction with the Partnership, but only upon terms determined by the General Partner in good faith to be fair and reasonable and comparable to terms that could be obtained from an unaffiliated party in an arm’s length transaction, except as otherwise expressly permitted by this Agreement; provided, however, that notwithstanding the foregoing, the General Partner shall at all times be entitled to cause the Partnership to mortgage, pledge, encumber or hypothecate the Properties, any property owned by a Subsidiary of the Partnership or any portion thereof as security for the Debt of the General Partner or any of its Affiliates so long as a pro rata portion of the net proceeds of any such Debt of the General Partner or any of its Affiliates (based on the relative value of (i) Partnership Properties mortgaged, pledged, encumbered or hypothecated as security for such Debt to (ii) the value of all properties mortgaged, pledged, encumbered or hypothecated as security for such Debt) is paid over to the Partnership.

D. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, such conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

Section 7.7 Indemnification

A. The Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership. Notwithstanding the foregoing provisions, Parent and the General Partner shall be entitled to reimbursement by the Partnership for any amounts paid by either of them in satisfaction of indemnification obligations owed by either of them to present or former directors of the General Partner or its predecessors, as provided for in or pursuant to the Charter or the charter and bylaws of the General Partner.

B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

D. The Partnership may purchase and maintain insurance, on behalf of the Indemnities and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E. For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participates or beneficiaries of the plan; excise taxes assessed on an

Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7.A; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

F. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H. The provisions of this Section 7.7 are for the benefit of the Indemnities, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

I. It is the intent of the Partners that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.7 shall be treated as a “guaranteed payment” within the meaning of Section 707(c) of the Code.

Section 7.8 Liability of the General Partner

A. Notwithstanding anything to the contrary set forth in this Agreement, neither Parent nor the General Partner shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if Parent or the General Partner, as applicable, acted in good faith.

B. The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners, Parent and Parent’s stockholders collectively, that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or Parent or Parent’s stockholders (including, without limitation, the tax consequences to any of them) in deciding whether to cause the Partnership to take (or decline to take) any actions.

C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

E. Notwithstanding anything herein to the contrary, except for fraud, willful misconduct and gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partners, for the debts or liabilities of the Partnership or its obligations hereunder, and the full recourse of the other Partners shall be limited to the interest of such Partners in the Partnership. To the fullest extent permitted by law, no officer, director or stockholder of the General Partner shall be liable to the Partnership for money damages except for (i) active and deliberate dishonesty established by a final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct and gross negligence, or pursuant to any such express indemnity, no property or assets of any Partners, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.

Section 7.9 Other Matters Concerning the General Partner

A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

D. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of Parent to continue to qualify as a REIT or (ii) to avoid Parent incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10 Title to Partnership Assets

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11 Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8.

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1 Limitation of Liability

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

Section 8.2 Management of Business

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3 Outside Activities of Limited Partners

Subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, (other than the General Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 8.4 Return of Capital

Except pursuant to the rights of Exchange set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Article 5, Article 6 and Article 13, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or, except to the extent otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.

Section 8.5 Rights of Limited Partners Relating to the Partnership

A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.D hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s own expense:

(1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by Parent pursuant to the Exchange Act and each report sent to the stockholders of Parent;

(2) to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;

(3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

(4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

(5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

B. The Partnership shall keep at its principal business office a current list of the full name and last known business or residence address of each Limited Partner, together with the contribution and Percentage Interest of each Limited Partner. Each Limited Partner shall have the right to inspect and copy such list at the expense of such Limited Partner.

C. The Partnership shall notify each Limited Partner in writing of any change to the Adjustment Factor or the REIT Shares Amount within 10 Business Days of the date such change becomes effective. Upon the request of a Limited Partner, the Partnership shall provide such Limited Partner a calculation showing the determination of Available Cash for any Payment Quarter for which there is a Preferred Return Shortfall.

D. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership, the General Partner or Parent or (ii) the Partnership, the General Partner or Parent is required by law or by agreements with unaffiliated third parties to keep confidential.

Section 8.6 Exchange Rights

A. Each Limited Partner and each Substituted Limited Partner shall have the right (subject to the terms and conditions set forth herein) to require the General Partner to acquire all or a portion of the Partnership Units held by such Limited Partner (such Partnership Units being hereafter “Tendered Units”) in exchange (an “Exchange”) for, at the election of and in the sole and absolute discretion of the General Partner, either the Cash Amount or a number of REIT Shares equal to the REIT Shares Amount payable on the Specified Exchange Date. Any Exchange shall be exercised pursuant to a Notice of Exchange delivered to the General Partner by the Limited Partner or Substituted Limited Partner who is exercising such right (the “Tendering Partner”).

B. A Tendering Partner effecting an Exchange shall have the right to receive, on the Specified Exchange Date, at the election of and in the sole and absolute discretion of the General Partner, either the Cash Amount as of the Valuation Date or such number of REIT Shares equal to the REIT Shares Amount as of the Valuation Date with respect to the Tendered Units, subject to the limitations on ownership and transfer of REIT Shares set forth in the Charter. If a Cash Amount is to be delivered upon the Exchange, the Cash Amount shall be delivered as a certified check payable to the Tendering Partner or, in the General Partner’s sole and absolute discretion, in immediately available funds. If REIT Shares are to be delivered upon the Exchange, the REIT Shares Amount shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares and, if applicable, rights, free of any pledge, lien, encumbrance or restriction, other than those provided in the Charter, the Bylaws of Parent, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such REIT Shares entered into by the Tendering Partner. If REIT Shares are to be delivered upon the Exchange, notwithstanding any delay in such delivery of REIT Shares (but subject to Section 8.6.C), the Tendering Partner shall be deemed the owner of such REIT Shares and rights for all purposes, including without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Exchange Date.

C. Notwithstanding the provisions of Section 8.6.A and 8.6.B or any other provision of this Agreement, a Limited Partner (i) shall not be entitled to effect an Exchange to the extent the Tendered Units are Excess Partnership Units and (ii) shall have no rights under this Agreement to acquire REIT Shares which would otherwise be prohibited under the Charter. To the extent any attempted Exchange would be in violation of this Section 8.6.C., it shall be null and void ab initio and such Limited Partner shall not acquire any rights or economic interest in the REIT Shares otherwise issuable upon such Exchange.

D. Notwithstanding anything herein to the contrary (but subject to Section 8.6.C), with respect to any Exchange pursuant to this Section 8.6:

(1) All Limited Partnership Units acquired by the General Partner pursuant thereto shall automatically, and without further action required, be converted into and deemed to be General Partnership Units.

(2) Each Limited Partner may not effect an Exchange for less than 500 Limited Partnership Units or, if the Limited Partner holds less than 500 Limited Partnership Units, all of the Limited Partnership Units held by such Limited Partner.

(3) Limited Partners who are Immediate Family members of Alexander Haagen, Sr. or Seymour Kreshek may effect an Exchange only once in each three-month period.

(4) The consummation of any Exchange shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(5) Each Tendering Partner shall continue to own all Limited Partnership Units subject to any Exchange, and be treated as a Limited Partner with respect to such Limited Partnership Units for all purposes of this Agreement, until such Limited Partnership Units are transferred to the General Partner and paid for on the Specified Exchange Date. Until a Specified Exchange Date, the Tendering Partner shall have no rights as a stockholder of Parent.

E. Notwithstanding anything herein to the contrary (but subject to Section 8.6.C), Limited Partners shall have the right solely upon any sale, exchange, disposition or other transfer of any Property by the Partnership, to effect an Exchange for up to the amount of registered REIT Shares which, when sold by the holders thereof, or such Cash Amount that, would equal or exceed the total liability of each Tendering Partner for federal, state and local income and franchise taxes and other taxes resulting from (i) such sale, exchange, disposition or other transfer of such Property and (ii) the exchange of the Tendered Units for REIT Shares or the Cash Amount.

Section 8.7 Limited Partner Redemption Rights.

A. In lieu of exercising Exchange rights pursuant to Section 8.6, but subject to the conditions described in this Section 8.7, a Contributor Group shall have the right, upon delivery of a Target Property Notice to the General Partner, to require the Partnership to acquire all, but not less than all, of their Contributor Group Limited Partnership Units in exchange for all of the outstanding membership interests in one or more Target Property LLCs (a “Limited Partner Redemption Right”); provided, however, that in no event will the General Partner or the Partnership be required to effect the exercise of a Limited Partner Redemption Right more than twice in any twelve (12) month period or respond to more than three (3) Target Property Notices in any twelve (12) month period nor shall any Contributor Group be entitled to exercise a Limited Partner Redemption Right if the Cash Amount with respect to such Contributor Group’s Contributor Group Limited Partnership Units is less than Five Hundred Thousand Dollars ($500,000).

B. Within twenty (20) days following its receipt of a Target Property Notice, the General Partner shall review, at the cost of the Tendering Contributor Group, and shall approve or disapprove of the Target Property Deliverables identified therein or delivered in connection therewith, in its sole but reasonable discretion. In the event the General Partner has not provided notice of its approval or disapproval of such Target Property Deliverables within such twenty (20) day period, the General Partner shall be deemed to have approved of the Target Property Deliverables. In the event the General Partner has disapproved of a Target Property Deliverable, the Contributor Group shall have the right to revise the Target Property Deliverable and to resubmit the same to the General Partner for its approval. Upon such resubmission, the General Partner shall approve or disapprove of the resubmitted Target Property Deliverable in its sole but reasonable discretion within five (5) Business Days (and if it has not provided such approval or disapproval within such five (5) Business Day period, shall be deemed to have approved of such Target Property Deliverable). In the event the General Partner disapproves of such resubmitted Target Property Deliverable, the Limited Partner Redemption Right shall be cancelled and the Target Property shall no longer be eligible as a Target Property hereunder.

C. Effective on the Target Property Redemption Date, and provided that each of the Target Property Redemption Conditions have been satisfied, the General Partner will cause the Partnership to effect the following transactions in the following order:

(1) provide cash to the Target Property LLCs in an aggregate amount equal to the Cash Amount with respect to the Tendering Contributor Group’s Contributor Group Limited Partnership Units, such cash to be allocated among the Target Property LLCs as directed by the Tendering Contributor Group in a written notice delivered to the General Partner at least three (3) days in advance of the Target Property Redemption Date;

(2) consummate the purchase of each Target Property by the applicable Target Property LLC pursuant to the Target Property Purchase Documents;

(3) transfer and convey to the General Partner or its designee the General Partner Distribution Property in redemption of a number of General Partnership Units (rounded down to the nearest whole unit) determined by dividing the Agreed Value by the Value of a REIT Share on the Valuation Date (whether or not the General Partner returns the certificates evidencing such General Partnership Units);

(4) transfer, without representation or warranty of any kind by Parent, the General Partner, the Partnership or any of their Affiliates, all of the outstanding membership interests in each Target Property LLC pursuant to an assignment of membership interests in form and substance reasonably satisfactory to the General Partner. Such transfer shall be made to the members of the Tendering Contributor Group as directed by the Tendering Contributor Group in a notice delivered to the General Partner at least three (3) days prior to the Target Property Redemption Date;

(5) in exchange for the transfer of membership interests described in subclause (4) above, redeem the Contributor Group Limited Partnership Units and cancel the same (whether or not the Limited Partners return the certificates evidencing such Limited Partnership Units) on the books and records of the Partnership.

D. The closing of the various transactions in connection with the exercise of a Limited Partner Redemption Right shall take place on the Target Property Redemption Date and shall be held at the offices of the General Partner’s legal counsel, or at such other location as the General Partner and the Tendering Contributor Group may agree upon or, if required by the General Partner, through an escrow or sub-escrow with a national title insurance or escrow company selected by the General Partner. In the event that such closing is to take place through an escrow or sub-escrow, the General Partner, the Partnership and the Tendering Contributor Group shall mutually execute and deliver to the escrow holder, joint escrow and/or recording instructions consistent with the provisions of this Section 8.7 on or prior to the Target Property Redemption Date. All costs or fees imposed by such escrow holder in connection with any such escrow or sub-escrow shall be borne solely by the Tendering Contributor Group.

E. Each Partner acknowledges and agrees that the exercise and consummation of a Limited Partner Redemption Right is intended to qualify as a full redemption of the Limited Partnership Interests that are held by each member of the Tendering Contributor Group and each Partner shall for Federal income tax purposes, report any such transaction in a manner consistent therewith.

F. Notwithstanding anything to the contrary set forth in this Section 8.7, in connection with the consummation of any Limited Partner Redemption Right the following shall apply:

(i) Neither Parent, the General Partner, the Partnership nor any of their Affiliates shall have any obligation to fund or provide all or any portion of the applicable Cash Amount (1) in advance of the Target Property Redemption Date, or (2) if the steps described in Section 8.7.C above will not, or are determined by the General Partner to be not likely to, occur substantially contemporaneously but in the exact order specified above.

(ii) the transactions to be consummated in connection with the exercise of a Limited Partnership Redemption Right shall be such that (1) the steps described in Section 8.7.C shall occur substantially contemporaneously, but in the exact order specified above, (2) all such steps shall occur before the Target Property Redemption Deadline, and (3) neither Parent, the General Partner, the Partnership nor any of their Affiliates shall be liable in any manner whatsoever for any representations, warranties, indemnities or other obligations under the Target Property Purchase Documents or any other matter related to the Target Property.

(iii) The Tendering Contributor Group shall be solely responsible to obtain and deliver all Target Property Deliverables and to satisfy all Target Property Redemption Conditions, including negotiating all Target Property Purchase Documents, obtaining all consents, coordinating all due diligence (including third party reports), at the Tendering Contributor Group’s sole cost and expense. The General Partner agrees, however, to cooperate reasonably with any Tendering Contributor Group in connection with the satisfaction of any Target Property Redemption so long as such cooperation does not require Parent, General Partner, the Partnership or any Affiliate of any of them to incur any out-of-pocket costs or otherwise devote substantial (as determined by the General Partner) time or effort of any officer or other employee of any of them.

(iv) In making the decision to exercise any Limited Partner Redemption Right, each member of a Tendering Contributor Group has and will rely solely upon the advice of its own tax advisers with respect to the federal and/or state tax aspects of such transaction and each such member hereby acknowledges and agrees that none of Parent, the General Partner, the Partnership nor any of their Affiliates (i) has made any representation regarding the tax consequences of the exercise and consummation of a Limited Partner Redemption Right or (ii) shall have any responsibility for any adverse tax consequences incurred by such Limited Partner in connection therewith.

G. In consideration for the rights afforded the Limited Partners pursuant to this Section 8.7, each member of a Tendering Contributor Group shall, and shall cause each of the ultimate parent entities of each member of such Tendering Contributor Group to execute an agreement to, jointly and severally, indemnify, save harmless and defend (with counsel acceptable to Parent), Parent, the General Partner, the Partnership, each other Limited Partner and their respective Affiliates (collectively, the “Section 8.7 Indemnified Parties”) from and against all liabilities, obligations, claims, damages penalties, causes of action, costs and expenses, including attorneys’, consultants’ and experts’ fees and expenses, federal or state income taxes, penalties or fines imposed upon or incurred by or asserted against or any of the Section 8.7 Indemnified Parties by reason of, arising out of or in any way relating to the exercise by the Tendering Contributor Group of a Limited Partner Redemption Right or any of the transactions consummated or effectuated in connection therewith or otherwise contemplated hereby. It is understood and agreed that payment shall not be a condition precedent to enforcement of the foregoing indemnification obligations.

ARTICLE 9.

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 or Section 8.5.A. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 9.2 Fiscal Year

The fiscal year of the Partnership shall be the calendar year.

Section 9.3 Reports

A. As soon as practicable, but in no event later than 105 days after the close of each Partnership Year, or such later date as they are filed with the Securities and Exchange Commission, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner and Parent if such statements are prepared solely on a consolidated basis with the General Partner and Parent, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

B. As soon as practicable, but in no event later than 105 days after the close of each calendar quarter (except the last calendar quarter of each year) or such later date as they are filed with the Securities and Exchange Commission, the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner and Parent, if such statements are prepared solely on a consolidated basis with the applicable law or regulation, or as the General Partner determines to be appropriate.

ARTICLE 10.

TAX MATTERS

Section 10.1 Preparation of Tax Returns

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use its best efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes, including Form K-1s. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

Section 10.2 Tax Elections

Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including the election under Section 754 of the Code. The General Partner shall have the right to seek to revoke any such election (including without limitation, any election under Section 754 of the Code) upon the General Partner’s determination in its sole and absolute discretion that such revocation is the best interests of the Partners.

Section 10.3 Tax Matters Partner

A. The General Partner or, if appropriate, Parent shall be the “tax matters partner” of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners; provided, however, that such information is provided to the Partnership by the Limited Partners.

B. The tax matters partner is authorized, but not required:

(1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231 of the Code) or a member of a “group” (as defined in Section 6223(b)(2) of the Code);

(2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of Parent and the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing his duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging his duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

Section 10.4 Organizational Expenses

The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

Section 10.5 Withholding

Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus 1.0 percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

ARTICLE 11.

TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer

A. The term “transfer,” when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign its General Partner Interest to another Person or by which a Limited Partner purports to assign its Limited Partnership Interest to another Person, and includes a sale, assignment, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term “transfer” when used in this Article 11 does not include any redemption of Partnership Units by the Partnership or acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.6. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.

Section 11.2 Transfer of General Partner’s Partnership Interest

A. The General Partner shall not withdraw from the Partnership and shall not sell, assign, pledge, encumber or otherwise dispose of all or any portion of its interest in the Partnership (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners. Upon any transfer of such a Partnership Interest pursuant to the Consent of the Limited Partners and otherwise in accordance with the provisions of this Section 11.2, the transferee shall become a Substitute General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any such transfer that the transferee assumes, by express agreement in a form suitable for filing or recordation, as necessary, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership interest, and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners. In the event the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the bankruptcy of the General Partner, a Majority In Interest of the Limited Partners may elect to continue the Partnership business by selecting a Substitute General Partner in accordance with the Act.

B. In addition to, and not in lieu of, the restrictions set forth elsewhere in this Agreement, including without limitation in Section 11.2.A and Section 7.3.E hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding equity interests (each, a “Termination Transaction”), unless (i) the Termination Transaction has been approved by a Consent of the Limited Partners, or (ii) except as otherwise provided in Section 11.2.C, in connection with which all Limited Partners either will receive, or will have the right to elect to receive, for each Partnership Unit an amount of cash, securities, or other property equal to the product of the REIT Shares Amount and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of the Termination Transaction; provided that, if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding REIT Shares, each Limited Partner shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to Exchange (as set forth in Section 8.6) and received REIT Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated.

C. In addition to, and not in lieu of, the restrictions set forth elsewhere in this Agreement, including without limitation in Section 11.2.A and Section 7.3.E hereof, the General Partner may merge, or otherwise combine its assets, with another entity without satisfying the requirements of Section 11.2.B(ii) hereof if: (i) immediately after such merger or other combination, substantially all of the assets directly or indirectly owned by the surviving entity, other than Partnership Units held by the General Partner, are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (ii) the Limited Partners own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnerships (as determined pursuant to Section 11.2.E) and the other net assets of the Surviving Partnership (as determined pursuant to Section 11.2.E) immediately prior to the consummation of such transaction; (iii) the rights, preferences and privileges of the Limited Partners in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (iv) such rights of the Limited Partners include the right to exchange their interests in the Surviving Partnership for at least one of: (a) the consideration available to such Limited Partners pursuant to Section 11.2.B or (b) if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, with an exchange ratio based on the relative fair market value of such securities (as determined pursuant to Section 11.2.E) and the REIT Shares.

D. In connection with any transaction described in Section 11.2.B or Section 11.2.C hereof, the General Partner shall use its commercially reasonable efforts to structure such Termination Transaction to avoid causing the Limited Partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such Termination Transaction.

E. In connection with any transaction described in Section 11.2.B or 11.2.C, the relative fair market values shall be reasonably determined by the General Partner as of the time of such transaction and, to the extent applicable, shall be no less favorable to the Limited Partners than the relative values reflected in the terms of such transaction.

Section 11.3 Limited Partners’ Rights to Transfer

A. Any Limited Partner may, at any time, without the consent of the General Partner, (i) transfer all or any portion of its Partnership Interest to the General Partner, subject to the provisions of Section 11.7, (ii) transfer all or any portion of its Partnership Interest to an Affiliate, another Limited Partner or to an Immediate Family member, subject to the provisions of Section 11.7, (iii) transfer all or any portion of its Partnership Interest pursuant to its rights to effect an Exchange as provided in Section 8.6 hereof, (iv) pledge all or any portion of its Partnership Interest to a lending institution, which is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and subject to the provisions of Section 11.7, transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension or credit, and (v) if such Limited Partner is one of the initial Limited Partners of the Partnership and is a partnership, such Limited Partner may distribute all of its Partnership Interest to the partners of such partnership pursuant to a dissolution or liquidation of the Limited Partner.

It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Charter which may limit or restrict such transferee’s ability to exercise its Exchange rights. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

B. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C. The General Partner may prohibit any transfer otherwise permitted under this Section 11.3 by a Limited Partner of his Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require the filing of a registration statement under the Securities Act by the Partnership or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units.

Section 11.4 Substituted Limited Partners

A. No Limited Partner shall have the right to substitute a transferee (including transferees pursuant to transfers permitted by Section 11.3, other than pursuant to Section 11.3.A(v) as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner. Notwithstanding the foregoing, transferees pursuant to Section 11.3.A(v) who were partners in the Limited Partner at the time the Limited Partner became a Partner in this Partnership may become Substitute Limited Partners and the General Partner hereby consents in advance to the admission of such transferees as Substitute Limited Partners; provided, however, in no event shall this exception apply to Partnership Interests representing more than 40 percent of the Percentage Interests of the Partnership.

B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

Section 11.5 Assignees

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain and loss attributable to the Partnership Units assigned to such transferee, the rights to transfer the Partnership Units provided in this Article 11, and the rights to effect an Exchange provided in Section 8.6, but shall not be deemed to be a holder of Partnership Units or Partnership Interests for any other purpose under this Agreement, and shall not be entitled to effect a Consent with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such Consent remaining with the transferor Limited Partner). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

Section 11.6 Redemption of Limited Partnership Units

A. Notwithstanding anything in this Agreement to the contrary, the General Partner has the right, in its sole and absolute discretion, to cause the Partnership to redeem, in whole, but not in part, the Limited Partnership Units held by any Limited Partner that has disposed of at least seventy-five percent (75%) of the Limited Partnership Units issued by the Partnership to such Limited Partner. The General Partner shall effect such redemption by providing a Redemption Notice and causing the Partnership to pay the Redemption Price as set forth in this Section 11.6.A.

B. Notice of Redemption. At least 5 but no more than 30 days prior to the Redemption Date, the General Partner shall cause a Redemption Notice to be mailed to the holder of Limited Partnership Units to be redeemed, at the address last shown on the records of the Partnership for such holder, notifying such holder of the redemption to be effected, the Redemption Date, and the place at which payment may be obtained and calling upon such holder to surrender to the Partnership, in the manner and at the place designated, his certificate or certificates representing the Limited Partnership Units to be redeemed. On or after the Redemption Date, each holder of Limited Partnership Units to be redeemed shall surrender to the Partnership the certificate or certificates representing such Limited Partnership Units, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption

Price shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

C. Rights of Limited Partner following Redemption Date. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holder of Limited Partnership Units designated for redemption in the Redemption Notice as a holder of Limited Partnership Units (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such Limited Partnership Units, such Limited Partnership Units shall not be transferable or be deemed to be outstanding for any purpose whatsoever and such holder shall no longer hold a Partnership Interest in the Partnership.

Section 11.7 General Provisions

A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11, with respect to which the transferee becomes a Substituted Limited Partner, pursuant to an Exchange of all of such Limited Partner’s Partnership Units under Section 8.6 or a redemption of all of its Limited Partnership Units under Section 11.6.

B. Any Limited Partner who shall transfer all of its Limited Partnership Units in a transfer permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, pursuant to the exercise of its rights of Exchange with respect to all of its Limited Partnership Units under Section 8.6 or pursuant to a redemption of all of its Limited Partnership Units under Section 11.6 shall cease to be a Limited Partner.

C. Transfers pursuant to this Article 11 may only be made as of the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise consents, which shall not be unreasonably withheld.

D. In addition to any other restrictions on transfer herein contained, in no event may any transfer or assignment of a Partnership Interest by any Partner (including any Exchange, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest, (iv) in the event such transfer could cause Parent to cease to comply with the REIT Requirements; (v) if such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Exchange of all Partnership Units held by all Limited Partners); (vi) if such transfer could, in the opinion of counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for Federal income tax purposes (except as a result of the Exchange of all Partnership Units held by all Limited Partners); (vii) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code); (viii) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (ix) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (x) if such transfer could cause the Partnership to become a “Publicly Traded Partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code or if such transfer would cause the Partnership to have more than 500 partners (including as partners those persons indirectly owning an interest in the Partnership through a partnership, subchapter S corporation or grantor trust) or to become a reporting Company under the Exchange Act; or (xi) if such transfer subjects the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended.

ARTICLE 12.

ADMISSION OF PARTNERS

Section 12.1 Admission of Successor General Partner

A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner with the consent of the Limited Partners shall be admitted to the Partnership as the General Partner effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

Section 12.2 No Admission of Additional Limited Partners

Except for the admission of a Substituted Limited Partner pursuant to Section 11.4, no Person shall be admitted to the Partnership as an additional Limited Partner.

Section 12.3 Limit on Number of Partners

Except as approved by the General Partner in its sole and absolute discretion, no Person shall be admitted to the Partnership as a Substituted Partner if the effect of such admission would be to cause the Partnership to have more than 500 Partners, including as Partners for this purpose those Persons indirectly owning an interest in the Partnership through another partnership, subchapter S corporation or a grantor trust, or otherwise cause the Partnership to become a reporting company under the Exchange Act.

ARTICLE 13.

DISSOLUTION AND LIQUIDATION

Section 13.1 Dissolution

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):

A. the expiration of its term as provided in Section 2.5 hereof;

B. an event of withdrawal of the General Partner, as defined in the Act, unless, within 90 days after the withdrawal, a Majority in Interest of the Limited Partners and at least a Majority in Interest of all the remaining partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

C. an election to dissolve the Partnership made by the General Partner in accordance with the provisions of Section 7.3.E;

D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

E. a Terminating Capital Transaction;

F. a bankruptcy of the General Partner within the meaning of the Act, unless all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such bankruptcy, of a substitute General Partner; or

G. the Exchange by all Partners (other than the General Partner) of all Partnership Units.

Section 13.2 Winding Up

A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

(1) First, to the payment and discharge of or provision for all of the Partnership’s debts and liabilities to creditors other than the Partners;

(2) Second, to the payment and discharge of or provision for all of the Partnership’s debts and liabilities to the General Partner;

(3) Third, to the payment and discharge of or provision for all of the Partnership’s debts and liabilities to the Partners; and

(4) The balance, if any, to the General Partner and Limited Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2.A(4)).

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as provided in Section 7.4.

B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3 Compliance with Timing Requirements of Regulations

In the event the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

A. distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions and the amount distributed to such trust by the Partnership would otherwise have been distributed to the General partner and Limited Partners pursuant to this Agreement; or

B. withheld to provide a reasonable reserve for partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withhold amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

Section 13.4 Deemed Distribution and Recontribution

Notwithstanding any other provision of this Article 13, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged, and the Partnership’s affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the Property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

Section 13.5 Rights of Limited Partners

Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution. No Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions or allocations.

Section 13.6 Notice of Dissolution

In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

Section 13.7 Cancellation of Certificate of Limited Partnership

Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of California shall be cancelled and such other actions as may be necessary to wind up the Partnership shall be taken.

Section 13.8 Reasonable Time for Winding-Up

A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

ARTICLE 14.

PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS

Section 14.1 Procedures For Actions And Consents of Partners

A. The actions requiring consent or approval of Limited Partners pursuant to this Agreement, including Section 7.3, or otherwise pursuant to applicable law, are subject to the following procedures.

B. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding 20 percent or more of the Limited Partnership Units. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written consent of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a consent which is consistent with the General Partner’s recommendation with respect to the proposal; provided, that, an action shall become effective at such time as requisite consents are received even if prior to such specified time.

C. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding 20 percent or more of the Limited Partnership Units. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the data of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.D.

D. Any action required or permitted to be taken by the meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the percentage as is expressly required by this Agreement for the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Percentage Interests of the Partners (expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

E. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

F. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

ARTICLE 15.

GENERAL PROVISIONS

Section 15.1 Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by certified mail, postage prepaid, return receipt requested, or by other means of written communication (including by telecopy, facsimile, or commercial courier service) to the Partner or Assignee at the address set forth in Exhibit A or such other address as the Partners shall notify the General Partner in writing.

Section 15.2 Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.3 Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4 Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5 Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6 Creditors

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 15.7 Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8 Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9 Applicable Law

This Agreement shall be construed in accordance with and governed by the laws (other than the law governing the choice of law) of the State of California, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

Section 15.10 Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11 Partition

No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute to any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership Property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.12 No Third-Party Rights Created Hereby

The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

“GENERAL PARTNER” CENTER TRUST, INC., a Maryland corporation

By:	/s/ Edward D. Fox, Jr.
	Name: Title:	Edward D. Fox, Jr. Chief Executive Officer

EXHIBIT A

PARTNERS, CONTRIBUTIONS AND

PARTNERSHIP INTERESTS

Name and Address of Partner	Cash Contributions	Agreed Value of Contributed Property*	Gross Asset Value of Contributed Property	Total Contributions	Partnership Units	Percentage Interest

General Partner

Center Trust, Inc.

Limited Partners

Alexander Haagen, III					30,664.752

Patricia De Angelis					1,797.846

Saul Kreshek					3,300.520

Herb Ornelas					16.132

Margaret Lewicki					6,192.290

Ernest Grossman					10,435.660

Tom Corley					830.580

Gresham—RPR Associates					289.940

Hughes Investments, a California general partnership					4,240.536

Name and Address of Partner	Cash Contributions	Agreed Value of Contributed Property*	Gross Asset Value of Contributed Property	Total Contributions	Partnership Units	Percentage Interest

BARTFAM, a California limited partnership					13,432.942

CJJ Limited Partnership					13,432.942

Cecile C. Bartman, Trustee of the Ceclile Citron Bartman Trust dated September 26, 2001					8,685.556

HI-Loma, a California general partnership					32,478.294

HI-NC, a California general partnership					18,994.558

The Harry J.L. Frank, Jr. and Margaret S. Frank Family Trust U/A 5/9/91					4,748.694

Cecile C. Bartman, Trustee under the Will of Bernard Citron, deceased					4,748.476

Hughes Milliken Associates, a California general partnershp					24,061.750

Visalia MKP, Inc.					10,610.714

Myrtle Gronske					6,606.490

Holmes Development Group, Inc.					558.516

John L. Holmes Living Trust					55,303.984

Name and Address of Partner	Cash Contributions	Agreed Value of Contributed Property*	Gross Asset Value of Contributed Property	Total Contributions	Partnership Units	Percentage Interest

North Mountain Village Shopping Center Limited Partnership, a California limited partnership					353.378

Trust “A”, created under the Will of W. Arnet Speer aka William A. Speer, deceased, under the preliminary decree of distribution of his estate, entered on December 15, 1978, in Judgment Book 1193, page 428, Superior Court of the State of California, County of San Diego, Case No. 114411					17,814.306

Trust “D”, created under the Will of W. Arnet Speer aka William A. Speer, deceased, under the preliminary decree of distribution of his estate, entered on December 15, 1978, in Judgment Book 1193, page 428, Superior Court of the State of California, County of San Diego, Case No. 114411					3,665.670

William A. Speer, Jr. Irrevocable Trust U/A/D October 18, 1988 F/B/O Linda Speer Fortune					1,833.162

William A. Speer, Jr. Irrevocable Trust U/A/D October 18, 1988 F/B/O Rebecca Speer					1,833.162

Name and Address of Partner	Cash Contributions	Agreed Value of Contributed Property*	Gross Asset Value of Contributed Property	Total Contributions	Partnership Units	Percentage Interest
Doreann Speer Gibson Trust U/A/D October 13, 1989					3,666.106
Rebecca Jean Speer Trust U/A/D November 9, 1994					3,665.888

*Gross Asset Value net of Debt (if any) to which the Contributed Property is subject.

EXHIBIT B

NOTICE OF EXCHANGE

The undersigned hereby irrevocably (i) exchanges                          Partnership Units in CT Operating Partnership, L.P. in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of CT Operating Partnership, L.P. and the Exchange Right referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) directs that the REIT Shares deliverable upon exercise of the right of Exchange be delivered to the address specified below, and such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned Beneficially Owns          shares of common stock of Pan Pacific Retail Properties, Inc. as of the date hereof.

Dated:

Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

REIT Shares are to be issued to:

Please insert social security or identifying number:

Name:

B-1

EXHIBIT C

FORM OF UNIT CERTIFICATE

Certificate for OP Units

of

CT Operating Partnership, L.P.

No.	OP UNITS

Center Trust, Inc., as the General Partner of CT Operating Partnership, L.P., a California limited partnership (the “Operating Partnership”), hereby certifies that                                                                                                                    is a Limited Partner of the Operating Partnership whose Partnership Interests therein, as set forth in the Second Amended and Restated Agreement of Limited Partnership of CT Operating Partnership, L.P. (the “Partnership Agreement”), under which the Operating Partnership is existing and as filed in the Office of the Secretary of State of California (copies of which are on file at the Operating Partnership’s principal office at                             , Vista, California), represent                      units of limited partnership interest in the Operating Partnership (the “OP Units”).

THE OP UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE PARTNERSHIP AGREEMENT AS OF DECEMBER 27, 1993 AS IT MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE OPERATING PARTNERSHIP). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE OP UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR (B) IF THE OPERATING PARTNERSHIP HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER.

DATED:	CENTER TRUST, INC.

General Partner of CT Operating Partnership, L.P.

ATTEST:

By:
By:

C-1

EXHIBIT D

The term “Constructively Owns” means ownership determined through the application of the constructive ownership rules of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. Generally, these rules provide the following:

a.	an individual is considered as owning the Ownership Interest that is owned, directly or constructively, by or for his spouse, his children, his grandchildren, and his parents;

b.	an Ownership Interest that is owned, directly or constructively, by or for a partnership or estate is considered as owned proportionately by its partners or beneficiaries;

c.	an Ownership Interest that is owned, directly or constructively, by or for a trust is considered as owned by its beneficiaries in proportion to the actuarial interest of such beneficiaries (provided, however, that in the case of a “grantor trust” the Ownership Interest will be considered as owned by the grantors);

d.	if 10 percent or more in value of the stock in a corporation is owned, directly or constructively, by or for any person, such person shall be considered as owning the Ownership Interest that is owned, directly or constructively, by or for such corporation in that proportion which the value of the stock which such person so owns bears to the value of all the stock in such corporation;

e.	an Ownership Interest that is owned, directly or constructively, by or for a partner actually or constructively owning a 25% capital interest in a partnership or a beneficiary of an estate or trust shall be considered as owned by the partnership, estate, or trust;

f.	if 10 percent or more in value of the stock in a corporation is owned, directly or constructively, by or for any person, such corporation shall be considered as owning the Ownership Interest that is owned, directly or constructively, by or for such person;

g.	if any person has an option to acquire an Ownership Interest (including an option to acquire an option or any one of a series of such options), such Ownership Interest shall be considered as owned by such person;

h.	an Ownership Interest that is constructively owned by a person by reason of the application of the rules described in paragraphs (a) through (g) above shall, for purposes of applying paragraphs (a) through (g), be considered as directly owned by such person provided, however, that (i) an Ownership Interest constructively owned by an individual by reason of paragraph (a) shall not be considered as owned by him for purposes of again applying paragraph (a) in order to make another the constructive owner of such Ownership Interest, (ii) an Ownership Interest

D-1

constructively owned by a partnership, estate, trust, or corporation by reason of the application of paragraphs (e) or (f) shall not be considered as owned by it for purposes of applying paragraphs (b), (c), or (d) in order to make another the constructive owner of such Ownership Interest, (iii) if an Ownership Interest may be considered as owned by an individual under paragraphs (a) or (g), it shall be considered as owned by him under paragraph (g), and (iv) for purposes of the above described rules, an S corporation shall be treated as a partnership and any shareholder of the S corporation shall be treated as a partner of such partnership except that this rule shall not apply for purposes of determining whether stock in the S corporation is constructively owned by any person.

i.	For purposes of the above summary of the constructive ownership rules, the term “Ownership Interest” means the ownership of stock with respect to a corporation and, with respect to any other type of entity, the ownership of an interest in either its assets or net profits.

D-2

SCHEDULE A

Contributor Group	Contributor Group Property

Loma Square (San Diego, CA)

Trust “A”, created under the Will of W. Arnet Speer aka William A. Speer, deceased, under the preliminary decree of distribution of his estate, entered on December 15, 1978, in Judgment Book 1193, page 428, Superior Court of the State of California, County of San Diego, Case No. 114411

Trust “D”, created under the Will of W. Arnet Speer aka William A. Speer, deceased, under the preliminary decree of distribution of his estate, entered on December 15, 1978, in Judgment Book 1193, page 428, Superior Court of the State of California, County of San Diego, Case No. 114411

William A. Speer, Jr. Irrevocable Trust U/A/D October 18, 1988 F/B/O Linda Speer Fortune

William A. Speer, Jr. Irrevocable Trust U/A/D October 18, 1988 F/B/O Rebecca Speer

Doreann Speer Gibson Trust U/A/D October 13, 1989

Rebecca Jean Speer Trust U/A/D November 9, 1994

HI-Loma, a California general partnership

North County Plaza (Oceanside, CA)	Cecile C. Bartman, Trustee under the Will of Bernard Citron, deceased

HI-NC, a California general partnership

The Harry J. L. Frank, Jr. and Margaret S. Frank Family Trust U/A 5/9/91

Bartfam, a California limited partnership[1]

[1]	Received 2,201.364 limited partnership units in connection with the contribution of North County Plaza.

CJJ Limited Partnership, a California limited partnership[2]

Vineyards Marketplace (Rancho Cucamonga, CA)	Hughes Milliken Associates, a California general partnership

Bakersfield Shopping Center (Bakersfield, CA)	Hughes Investments, a California general partnership

North Mountain Village (Phoenix, AZ)	North Mountain Village Shopping Center Limited Partnership, a California limited Partnership

Mineral King Plaza (Visalia, CA)	Visalia MKP, Inc., a California corporation

Myrtle Gronske

Southern Palms Shopping Center (Tempe, AZ)	John L. Holmes Living Trust

Holmes Development Group, Inc., an Arizona corporation

Gresham Town Fair (Gresham, OR)	Gresham—RPR Associates, a California general partnership

Herb Ornelas

Media City Center (Burbank, CA)	Alexander Haagen, III

Willowbrook – KHP (Kenneth Hahn Plaza) (Los Angeles, CA)	Patricia De Angelis

El Camino North (Oceanside, CA)	Margaret Lewicki

Ernest Grossman

[2]	Received 2,201.364 limited partnership units in connection with the contribution of North County Plaza.